SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 3, 2005

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amended report on Form 8-K corrects a typographical error in the report on Form 8-K furnished by Boston Private Financial Holdings, Inc. (the “Company”) to the Securities and Exchange Commission (the “SEC”) on January 5, 2005. In item 8.01 of such report, the Company reported that it had announced the completion of its acquisition of an 81% interest in the business of KLS Professional Advisors Group, Inc. on January 3, 2004. The correct date of the announcement is January 3, 2005. The full text of item 8.01 is included below with the corrected date. Except as described above, the Company has made no other change to its report on Form 8-K furnished to the SEC on January 5, 2005.

Item 8.01 Other Events

On January 3, 2005, Boston Private Financial Holdings, Inc. (the “Company”) announced that it had completed the acquisition of an 81% interest in the business of KLS Professional Advisors Group, Inc. (KLS). Located in New York City, KLS is a wealth management firm with approximately $2.7 billion of client assets under supervision. The firm specializes in investment management, insurance, retirement planning, estate planning and income tax planning services. The transaction purchase price is approximately $30 million, with approximately 90% paid in cash, and the remaining paid in the Company’s common stock. KLS has an option to put and the Company has an option to call, at fair market value, the remaining 19% interest in KLS, under ordinary circumstances, in 2009 and 2010, respectively. The Company expects the transaction to be accretive on a cash basis immediately and to be accretive on a GAAP basis within an 18-month timeframe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By: /s/ Walter M. Pressey

        Name: Walter M. Pressey

        Title: President

Date: January 18, 2005